UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2026

CORBUS PHARMACEUTICALS HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37348	46-4348039
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 River Ridge Drive
Norwood, Massachusetts		02062
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 963-0100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CRBP	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointment

On May 13, 2026, the board of directors (the “Board”) of Corbus Pharmaceuticals Holdings, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Brent Pfeiffenberger, age 48, to serve as a member of the Board, thereby expanding the Board to seven members. Dr. Pfeiffenberger will hold this position until the next annual meeting of the Company’s stockholders or until his successor is elected and qualified, subject to his earlier resignation or removal. The Board has determined that Dr. Pfeiffenberger is independent within the meaning of the Nasdaq Listing Rules and Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

Dr. Pfeiffenberger has been the President and Chief Executive Officer and a member of the board of directors of Century Therapeutics, Inc. (NASDAQ: IPSC) since December 2023, and was appointed chairman of the board of directors in August 2025. Dr. Pfeiffenberger previously served as Chief Operating Officer of Neogene Therapeutics Inc., a clinical-stage biotechnology company, from May 2021 until December 2023. Prior to this, Dr. Pfeiffenberger held various positions at Bristol-Myers Squibb Company, or Bristol-Myers, a global biopharmaceutical company, including Senior Vice President and Head of U.S. Oncology from October 2019 until May 2021; Co-Lead of Worldwide Commercial Oncology from July 2018 until October 2019; General Manager for Australia and New Zealand from March 2016 until June 2018; and several additional leadership and managerial positions within Bristol-Myers prior to this. Dr. Pfeiffenberger received an M.B.A. from The Wharton School at the University of Pennsylvania and a Pharm.D. from Duquesne University.

Dr. Pfeiffenberger will participate in the Company’s standard non-employee director compensation plan, including an annual cash retainer fee of $40,000 for board members (pro-rated for the current year), and an annual grant of equity awards. In addition, the Board expects to grant Dr. Pfeiffenberger an initial equity award in connection with his appointment; however, the terms and amount of such award have not yet been determined by the Board as of the date of this filing. The Company will disclose the material terms of any such equity award on a Current Report on Form 8-K or an amendment to this Current Report following the Board’s determination.

There are no transactions between Dr. Pfeiffenberger and the Company that would be reportable under Item 404(a) of Regulation S-K.

Concurrently with the appointment, the Company entered into an indemnification agreement with Dr. Pfeiffenberger (the “Indemnification Agreement”), in the form previously filed as Exhibit 10.15 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (filed September 30, 2014). The Indemnification Agreement obligates the Company, to the fullest extent permitted by applicable law, to indemnify Dr. Pfeiffenberger for expenses (including attorneys’ fees), judgments, penalties, fines and settlement amounts incurred in any action or proceeding arising out of his service as a director, and to advance such expenses subject to repayment if indemnification is ultimately determined to be unavailable. The Indemnification Agreement also preserves the Company’s right to assume the defense of claims and does not limit any other indemnification rights available under applicable law, the Company’s organizational documents, or otherwise.

The foregoing is a summary of the material terms of the Indemnification Agreement and does not purport to be complete.

Amendment to 2024 Equity Compensation Plan

On May 13, 2026, the Company held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders of the Company approved the amendment to the Company’s 2024 Equity Compensation Plan (the “2024 Plan Amendment”) to increase the number of shares of common stock authorized for issuance thereunder by 3,000,000 shares to 5,000,000. The Board had previously approved the 2024 Plan Amendment on March 20, 2026, subject to stockholder approval, and the 2024 Plan Amendment became effective upon such stockholder approval.

The 2024 Plan Amendment was summarized in the Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 2, 2026 (as supplemented, the “Proxy Statement”) under the heading “Proposal 2: Approval of an Amendment to the Corbus Pharmaceuticals Holdings, Inc. 2024 Equity Compensation Plan to Increase the Number of Shares of Common Stock Authorized For Issuance Thereunder by 3,000,000 Shares to 5,000,000 Shares” and reflected in Annex B to the Proxy Statement, which description is incorporated herein by reference.

The foregoing description of the 2024 Plan Amendment is not complete and is qualified in its entirety by reference to the full text of the 2024 Plan Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 13, 2026, the Company held its annual meeting of stockholders (the “Annual Meeting”). The matters voted on at the Annual Meeting were: (1) the election of directors, (2) the approval of the 2024 Plan Amendment, (3) the ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2026, (4) the approval, on an advisory basis, of the executive compensation of the Company’s named executive officers, and (5) the approval, on an advisory basis, of how often the Company will conduct an advisory vote on executive compensation. The final voting results were as follows:

1. The election of each of Yuval Cohen, Rachelle Jacques, John Jenkins, Anne Altmeyer, Yong Ben, and Winston Kung as directors to hold office for a term of one year, until his or her successor is duly elected and qualified or he or she is otherwise unable to complete his or her term.

The votes were cast for this matter as follows:

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Yuval Cohen	9,986,956	87,114	4,060,300
Rachelle Jacques	9,647,139	426,931	4,060,300
John Jenkins	9,636,703	437,367	4,060,300
Anne Altmeyer	9,621,769	452,301	4,060,300
Yong Ben	9,988,459	85,611	4,060,300
Winston Kung	9,979,901	94,169	4,060,300

2. The proposal to approve the 2024 Plan Amendment, was approved based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,950,038	4,099,773	24,259	4,060,300

3. The proposal to ratify the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2026, was approved based upon the following votes:

Votes For	Votes Against	Abstentions
14,102,264	14,731	17,375

4. The proposal to vote, on an advisory basis, on the compensation of the Company’s named executive officers as described in the Company’s definitive proxy statement was approved based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
9,325,932	721,442	26,696	4,060,300

5. The votes were cast as follows with respect to the proposal to vote, on an advisory basis, on whether an advisory vote on executive compensation should occur every year, two years or three years. In accordance with the votes, an advisory vote to approve executive compensation will occur every year until the next required vote on the frequency of future advisory votes to approve executive compensation, or until the Company otherwise determines that a different frequency for such advisory votes is in the best interest of the Company:

Every Year	Every Two Years	Every Three Years	Abstentions
9,712,048	151,354	198,373	12,295

Item 7.01 Regulation FD Disclosure.

On May 14, 2026, the Company issued a press release announcing the appointment of Dr. Pfeiffenberger to its Board. A copy of the press release is furnished as Exhibit 99.1 hereto and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Amendment to the Corbus Pharmaceuticals Holdings, Inc. 2024 Equity Compensation Plan.
99.1	Press Release issued by Corbus Pharmaceuticals Holdings, Inc. dated May 14, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corbus Pharmaceuticals Holdings, Inc.

Date:	May 14, 2026	By:	/s/ Yuval Cohen
Name: Yuval Cohen Title: Chief Executive Officer